UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE  14A

Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-12.


				Mycom Group, Inc.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:-------

    (2)  Aggregate number of securities to which transaction applies:----------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):-------------------------------

(4) Proposed maximum aggregate value of transaction:---------------------------

(5)  Total fee paid:                               ----------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the   offsetting fee
    was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:      -------------------------------------

     (2)  Form, Schedule or Registration Statement No.:   ------------------

     (3)  Filing Party:                                   ------------------

     (4)  Date Filed:                                     ------------------

				Mycom Group, Inc.
			  602 Main Street, Suite 1200
			     Cincinnati, Ohio 45202


		    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
			  TO BE HELD OCTOBER 29, 2003


To the Stockholders of Mycom Group, Inc.:

You are cordially invited to attend the Annual Meeting (the "Annual Meeting") of the Stockholders of Mycom Group, Inc., which will be held at the Company's offices at 602 Main Street, on the 11th Floor, Cincinnati, Ohio 45202 at 10:00 a.m. Eastern time, on October 29, 2003, to consider and act upon the following matters:

(1) To elect four (4) Directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified.

(2) To ratify the appointment of Schumacher & Associates, Inc., as the Company's independent auditors for the 2003 year.

(3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on September 22, 2003 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.



Date:    September 30, 2003      BY ORDER OF THE BOARD OF DIRECTORS
Cincinnati, Ohio                 Jennifer N. Cussen, Secretary



WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.


			      Mycom Group, Inc.
			602 Main Street, Suite 1200
			   Cincinnati, Ohio 45202

			      PROXY STATEMENT

		       ANNUAL MEETING OF STOCKHOLDERS

			      October 29, 2003


These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Mycom Group, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at the Company's offices at 602 Main Street, 11th Floor, Cincinnati, Ohio 45202 at 10:00 a.m. Eastern time, on October 29, 2003, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed herewith, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement. All costs of this solicitation are to be borne by the Company.

All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees for Directors as set forth herein and FOR the ratification of the appointment of the Company's independent auditors for the 2003 year. Shares represented by Proxies which are marked "abstain" for Proposal 2 (Ratification of Appointment of Independent Auditors) on the proxy card will not be included in the vote totals, and therefore will have the effect of a negative vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

The affirmative vote by holders of a plurality of the votes cast for the election of Directors at the Annual Meeting is required for the election of Directors. The vote of a majority of the Common Stock represented and voting on the question is required to ratify the appointment of Schumacher & Associates, Inc. as the Company's independent auditors for the 2003 year, and such other matters as may properly be considered at the Annual Meeting.

The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matters that may be brought before the Annual Meeting. If any other matter should come before the Annual Meeting or any of the nominees for Director is not available for election, your Proxies will have discretionary authority to vote in accordance with their best judgment on such matters unless the proxy card is marked to the contrary.

A stockholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Cincinnati, Ohio, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, at the executive offices of the Company, 602 Main Street, Suite 1200, Cincinnati, Ohio 45202, during ordinary business hours for ten days prior to the Annual Meeting. Such list will also be available during the Annual Meeting.

At the close of business on September 22, 2003, 72,748,606 shares of Common Stock and 4,233,333 shares of Series A Preferred Stock were outstanding and eligible to vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock, or Series A Preferred Stock held on all matters that come before the Annual Meeting. Only stockholders of record at the close of business on September 22, 2003 are entitled to notice of, and to vote at, the Annual Meeting.

This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy, the 2002 Annual Report on Form 10-KSB to Stockholders, and the most recent Form 10-Q, are expected to be mailed to stockholders of record at the close of business on September 22, 2003, commencing on or about September 30, 2003.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of four persons. Directors are elected to serve for one year, or until the next annual meeting of shareholders, and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the nominees listed to serve as Directors unless the shareholder indicates to the contrary on the proxy.

Proxies which do not direct the Proxy holders to vote for a particular nominee or do not withhold authority in the matter of electing Directors will be voted FOR the election of such persons as Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

The Board of Directors believes that the nominees will be able to serve as Directors. However, in the event that a nominee or nominees should become unable or unwilling to serve as a Director or Directors, the Proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

Set forth below is certain information of each Director and executive officer of the Company, including information regarding such person's business experience. The Company's executive officers serve at the discretion of the Board of Directors subject to any contracts of employment.


Name		  Age	Position					   	Director Since

Rob R. Bransom	   62	Director, Chairman & Chief Executive Officer		     2001
James T. Bobbitt   55	Director, President & Chief Operating Officer		     2001
Todd A. Hinners	   41	Director, Vice President	of Business Development	     2003
Lance M. White	   49	Director						     2001
T. Clay Lehmann	   48	Vice President, Finance & Chief Financial Officer	      N/A


Rob R. Bransom has been a Director, Chairman, and Chief Executive Officer of the Company since April 2001, the time of the business combination between the Company and Bobbitt & Bransom, Inc., d.b.a. Broughton International ("Broughton"). Mr. Bransom was Chairman & CEO of Broughton since 1996. Mr. Bransom's professional experience and career includes sales, marketing, general management and chief executive positions with leading consumer products companies such as Procter & Gamble, Bristol Meyers Squibb and the Kendall Company. He holds a Bachelor of Business Administration from The University of North Texas and attended Dartmouth University for executive training.

James T. Bobbitt has been a Director, President, and Chief Operating Officer of the Company since April 2001, the time of the business combination between the Company and Broughton. Mr. Bobbitt was President & COO of Broughton since 1996. Mr. Bobbitt's career includes education, sales management, marketing and general management experience with Bristol Myers Squibb and other consumer products and retail companies. He holds a Bachelor of Science from Appalachian State University, and attended Harvard University and Oxford University for executive development.

Todd A. Hinners became a Director and Vice President of Business Development in early 2003 as part of the acquisition of Maximize I.T., Inc. Mr. Hinners was CEO and Owner of Maximize I.T., Inc. since 2001. He became Vice President of Business Development for Tyco Electronics, a division of Tyco International, following Tyco's acquisition of Real Time Systems in 2000. From 1991 to 2000 Mr. Hinners was Founder and President of Real Time Systems, Inc., a provider of Information Systems for specialty surgical practices throughout the United
States.   He attended University of Cincinnati and Xavier University.

Lance M. White became a Director of the Company in November 2001, and is Chairman and CEO of DCS Sanitation Management, Inc., a position he has held for more than the previous five years. His background includes executive positions with the Chemed Corporation. Mr. White holds an MBA from Harvard University, and a Bachelor of Science degree in finance from Miami University of Ohio.

T. Clay Lehmann has been Vice President, Finance & Chief Financial Officer since April 2001, the time of the business combination between the Company and Broughton. From 1998 to this business combination, Mr. Lehmann was President of Lehmann Company, a merger and acquisitions consulting firm, and was Vice President, General Manager & CFO for Astro Containers, Inc. prior to his consulting business. Mr. Lehmann's career experience includes public accounting with Arthur Andersen & Co., and executive management positions with both public and private manufacturing and technology companies. He holds a Bachelor of Business Administration in accounting from the University of Cincinnati.

MEETINGS OF THE BOARD

The Board of Directors held three meetings during 2002, not including actions taken by unanimous written consent of Directors in lieu of a meeting. All Directors nominated for election attended these Board meetings in 2002 except
Mr. Hinners who joined the Board in 2003.    The Company does not currently
have an audit committee, however, it plans to create one when it increases its number of independent Directors.


PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Schumacher & Associates, Inc. as the Company's independent public accountants to continue as the Company's auditors and to audit the books of account and other records of the Company for the 2003 year. Schumacher & Associates, Inc. has audited the Company's financial statements since 1998. They have no financial interests in the Company, either direct or indirect.

Representatives of Schumacher & Associates, Inc. are not expected to be available at the Annual Meeting, however may be reached to respond to appropriate questions. Interested stockholders should contact the Company's CFO for instructions on how to contact the Company's auditors. The auditors have been given the opportunity to make a statement at the Annual Meeting if they desire to do so. If the stockholders do not ratify the appointment of this firm, the Board of Directors will consider the appointment of another firm.

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees & Quarterly Review Fees.............................$    33,819
All Other Fees.................................................$      None

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 18, 2003, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of Common Stock, $.01 par value, of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each Director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and Directors of the Company as a group. The address of each of the Directors and executive officers listed below is c/o Mycom Group, Inc., 602 Main Street, Suite 1200, Cincinnati, OH 45202.


Name  of            	Amount and Nature of         Percentage
Beneficial Owner    	Beneficial Ownership (1)     of Class (2)
----------------    	------------------------     -------------
James T. Bobbitt    	20,775,000 (3), (4)            27.0%
Rob R. Bransom	    	20,669,000 (3), (4)            26.9%
Todd A. Hinners      	 2,510,000 (4), (5)	        3.3%
T. Clay Lehmann      	 1,456,300 (6)                  1.9%
Lance M. White       	 7,628,333 (4), (6)             9.9%

All officers and
Directors as a group
(6 persons)             53,113,633 (4), (6)            67.9% (2)

(1) Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such persons, and includes any securities that such person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(2) Based on 72,748,606 common shares, and 4,233,333 preferred shares outstanding, along with 1,230,000 exercisable incentive stock options as of September 18, 2003.

(3) Messrs. Bransom and Bobbitt each own 50% of Broughton Acquisition, LLC an Ohio limited liability company established in 2001 to acquire 27,000,000 common shares of the Company's stock from certain individual shareholders. Messrs. Bransom and Bobbitt each have voting rights to 13,500,000 shares of the Company through their ownership in Broughton Acquisition, LLC, and such shares are included in the amounts shown.

(4) Includes 4,233,333 shares on the exercise of currently exercisable preferred shares, series A that are convertible to common shares. Directors and officers own, as a group, 3,733,333 preferred shares as follows:
Mr. Bobbitt - 533,333, Mr. Bransom - 533,333, Mr. Hinners - 2,000,000,
Mr. White - 666,667.

(5) Includes 300,000 shares held jointly with spouse.

(6) Includes exercisable incentive stock options totaling 1,230,000 of which 1,150,000 are held by Mr. Lehmann, and 40,000 by Mr. White.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A long-term note was assumed by Mycom as part of the acquisition of Maximize I.T., Inc. on January 31, 2003 in the amount of $181,000. This note calls for 48 monthly payments of $4,167, including interest at 5%. This note is collateralized by specific fixed assets included in the acquisition. The note is payable to Lori G. Hinners, spouse of Todd A. Hinners, a director and officer of the Company, and former President of Maximize I.T., Inc.

Mycom entered into long-term debt agreements with Mr. Bransom and Mr. Bobbitt on April 16, 2001 as part of the business combination agreement between Mycom and Bobbitt & Bransom, Inc., d.b.a. Broughton International. The Company owed a total of $983,950 as of June 30, 2003 on these debt agreements. Under the terms of the agreements, as amended, monthly payments of $5,080 will be made through June 1, 2004. Beginning July 1, 2004, the notes will then require monthly payments of $20,547 to June 2008. These note payments include interest at a rate of 2.1%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and persons who own more than ten percent of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of those reports received by it, or written representations from certain reporting persons that no other reports were required for those persons, the Company believes that, during 2002 all filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

The following table sets forth for the years ended December 31, 2002, 2001 and 2000, compensation paid by the Company to its Chief Executive Officer and to other executive officers of the Company who received more than $100,000 in compensation during the fiscal year ended December 31, 2002.


                                         Annual Compensation           	        Long-Term Compensation
                         -------------------------------------------------  ------------------------------
Name and                                                        Pre-Merger  Other Long-Term   Securities/
Principal Position       Year        Salary($)     Consulting   Bonus($)    Compensation($)   Options #
------------------       -----      -----------    ----------   ----------  ---------------   ------------

Rob R. Bransom, 	 2002        $203,127         -0-          -0-            -0-		  -0-
Chairman & Chief         2001        $234,432       $75,000        -0-            -0-		  -0-
Executive Officer        2000        $200,000   	 	 $45,000          -0-		  -0-

James T. Bobbitt,        2002        $203,127         -0-          -0-            -0-		  -0-
President & Chief        2001        $234,432       $75,000        -0-            -0-		  -0-
Operating Officer        2000        $200,000   	 	 $45,000          -0-		  -0-

T. Clay Lehmann,         2002        $112,000         -0-          -0-            -0-	       1,150,000
Vice President & Chief   2001        $120,000 (a)     -0-          -0-            -0-		  -0-
Financial Officer


(a) Mr. Lehmann was paid $85,000 during the partial year worked in 2001 at a rate of $120,000 per year.


EMPLOYMENT AGREEMENTS

On April 16, 2001, the Company entered into substantially similar employment agreements with Rob R. Bransom, to serve as the Company's Chairman & Chief Executive Officer, James T. Bobbitt, to serve as the Company's President & Chief Operating Officer, and T. Clay Lehmann to serve as the Company's Vice President, Finance & Chief Financial Officer (collectively, the "Employees"). The employment agreements provide for a term of three years. The agreements provide for annual salaries of $250,000, $250,000 and $120,000, respectively. Due to the economic difficulties the Company has encountered, these executive officers accepted lower levels of compensation during 2002 and currently. Compensation rates of $175,000, $175,000 and $114,000, respectively were paid beginning October 1, 2002. Mr. Bransom voluntarily reduced his compensation rate to $160,000 on July 1, 2003. The agreements further provide that the agreements may be terminated for cause. The agreements may also be terminated without cause by the Company that would result in a termination penalty equal to one year of base salaries, plus other benefits or bonuses, if applicable.

On January 31, 2003, the Company entered into an employment agreement with Mr. Hinners for a two-year period to serve as Vice President of Business Development. Mr. Hinners is to be paid a base salary of $100,000. The agreement may be terminated without cause by the Company that would result in a termination penalty which would require continued payments until the end of the contract period of January 31, 2005.

COMPENSATION OF DIRECTORS

Non-employee Directors receive $1,000 per quarter for meetings of the Board of Directors. Directors who are also employees of the Company receive no additional compensation.

MYCOM RETIREMENT AND STOCK PLANS

The Company sponsors, for all employees, a qualified retirement plan under section 401 (k) of the Internal Revenue Code, whereby employees can elect to have a portion of their salary deferred. The Company makes a matching contribution based on a percentage that is determined by the Board of Directors. Matching contribution of $25,679 and $22,469 were made for 2001 and 2002, respectively. Directors and Officers received a matching contribution for 2002 in the amount of $709. All such elective deferrals are not subject to current income tax, and are held by a third-party trustee.

On December 12, 2000, the Company adopted the Mycom Group, Inc. Stock Plan, a non-qualified plan for the issuance of stock and stock options to eligible participants as defined under the Plan. A total of 5,000,000 shares of common stock are reserved for issuance under the Plan. Pursuant to the terms of the Plan, the Board of Directors has exclusive authority to determine the persons receiving shares or options, the amount of such shares or options, the exercise price subject to each option and the time or times at which all or a portion of each option may be exercised, together with all other provisions for the options. Stock awards totaling 2,376,600 shares have been issued since the inception of the Plan.

Information concerning individual grants of stock options made during the last completed fiscal year, 2002, to each of the named executive officers and Director is provided:

			Option/SAR Grants in Last Fiscal Year (2002)
				   Individual Grants

(a)			(b) 		       (c) 		     (d) 	    (e)
Name       	 Number of Securities    % of Total Options/SARs   Exercise or    Expiration
           	Underlying Options/SARs   Granted to Employees     Base Price        Date
                Granted (#)	             in Fiscal Year        ($/Share)


T. Clay Lehmann       1,000,000                   68%                $.025         09/23/07
T. Clay Lehmann        150,000                    10%                 $.04         02/28/07
Lance M. White          40,000                     3%                 $.04         02/28/07


OTHER MATTERS TO BE PRESENTED AT ANNUAL MEETING

The Board of Directors is not aware of any business to be presented at the Annual Meeting except those matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXPENSES

The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Proposals of stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received by the Company no later than June 30, 2004.

AVAILABLE INFORMATION

Copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to the Company or on the Company's website at www.mycom.com, or on the Securities and Exchange Commission's website at www.sec.gov.


September 30, 2003           BY ORDER OF THE BOARD OF DIRECTORS
Cincinnati, Ohio               Jennifer N. Cussen, Secretary



       PROXY                                                 PROXY

			   MYCOM GROUP, INC.
	  PROXY FOR ANNUAL MEETING TO BE HELD ON OCTOBER 29, 2003
	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints T. Clay Lehmann and Jennifer N. Cussen, or either of them, as proxies, each with the power to appoint his or her substitute, to represent and to vote all the shares of common stock of Mycom Group, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on October 29, 2003 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED HEREUNDER.

IMPORTANT--This Proxy must be signed and dated below.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1.  ELECTION OF DIRECTORS --          For                  Withhold
    Nominees:
         Rob R. Bransom.              [_]                     [_]
         James T. Bobbitt             [_]                     [_]
         Lance M. White               [_]                     [_]
         Todd A. Hinners              [_]                     [_]

2. To ratify the selection of Schumacher & Associates, Inc. as the Company's auditors for the current year.

             For           Against          Abstain

             [_]             [_]              [_]


If you plan to attend the Annual Meeting please mark this box    [_]

Dated:___________________________, 2003

Signature ____________________________________________________________________

Name (printed) _______________________________________________________________

Title ________________________________________________________________________
Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.